SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2005

CAPITAL LEASE FUNDING, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Maiden Lane, New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 13, 2005, Caplease, LP (the “Partnership”), the operating partnership of Capital Lease Funding, Inc. (the “Company”), completed the issuance and sale in a private placement of $30,000,000 in aggregate principal amount of fixed/floating rate preferred securities (the “Trust Preferred Securities”) issued by the Partnership’s wholly-owned subsidiary, Caplease Statutory Trust I (the “Trust”). The Trust Preferred Securities mature on January 30, 2036, are redeemable at the Company’s option at par beginning on January 30, 2011, and require quarterly distributions of interest by the Trust to the holder of the Trust Preferred Securities. Distributions will be payable quarterly at a fixed interest rate equal to 7.68% per annum through January 30, 2016, and then will be payable at a variable interest rate equal to London Interbank Offered Rate (“LIBOR”) plus 2.60% per annum. The Trust simultaneously issued 930 of the Trust’s common securities (the “Common Securities”) to the Partnership for a purchase price of $930,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities together with the proceeds from the sale of the Common Securities to purchase $30,930,000 in aggregate principal amount of unsecured fixed/floating rate junior subordinated notes due January 30, 2036, issued by the Partnership (the “Junior Subordinated Notes”). The net proceeds to the Partnership from the sale of the Junior Subordinated Notes to the Trust will be used by the Partnership for general corporate purposes, including for additional net lease investments.

The Junior Subordinated Notes were issued pursuant to a Junior Subordinated Indenture, dated December 13, 2005 (the “Indenture”), between the Partnership and JPMorgan Chase Bank, National Association, as trustee. The terms of the Junior Subordinated Notes are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Junior Subordinated Notes paid by the Partnership will be used by the Trust to fund the payment of the quarterly distributions to the holders of the Trust Preferred Securities. The Indenture permits the Company to redeem the Junior Subordinated Notes (and thus a like amount of the Preferred Trust Securities) on or after January 30, 2011. If the Company redeems any amount of the Junior Subordinated Notes, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement, dated as of December 13, 2005 (the “Trust Agreement”), among the Partnership, as depositor, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee, the Administrative Trustees named therein and the holders from time to time of undivided beneficial interests in the assets of the Trust. The maturity of the Trust Preferred Securities may be accelerated upon an event of default. An event of default generally occurs upon:

•	non-payment of interest on the Junior Subordinated Notes when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the principal of, or any premium on, the Junior Subordinated Notes at their maturity;

•
the Partnership’s failure to comply with the covenants or certain other provisions of the Indenture of the Purchase Agreement, which failure continues for a period of 30 days after the Partnership received notice of such failure;

•	non-payment of any distribution on the Trust Preferred Securities when it becomes due and payable, and continuance of the default for a period of 30 days;

•	non-payment of the redemption price of any Trust Preferred Security when it becomes due and payable;

•
the Trustee’s failure to comply in any material respect with any covenants or certain other provisions of the Trust Agreement, which failure continues for a period of 30 days after the Trustees and the Partnership receive notice of such failure; or

•	the bankruptcy or liquidation of the Partnership or of the Trust.

In connection with the offering of the Trust Preferred Securities, the Company entered into a Parent Guarantee Agreement with JPMorgan Chase Bank, National Association, as guarantee trustee, dated December 13, 2005 (the “Parent Guarantee Agreement”), for the purpose of guaranteeing the payment, after the expiration of any grace or cure period, of any amounts to be paid by the Partnership under the terms of the Indenture. The obligations of the Company under the Parent Guarantee Agreement constitute unsecured obligations of the Company and rank subordinate and junior to all senior debt of the Company. The Parent Guarantee Agreement will terminate upon the full payment of the redemption price for the Trust Preferred Securities or full payment of the Junior Subordinated Notes upon liquidation of the Trust.

The offering of the Trust Preferred Securities was conducted pursuant to a Purchase Agreement, dated as of December 13, 2005, among the Company, the Partnership, the Trust and Merrill Lynch International, as the initial purchaser.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Trust Agreement, the Parent Guarantee Agreement and the Purchase Agreement. Copies of the Indenture, the Trust Agreement, the parent Guarantee Agreement and the Purchase Agreement are attached hereto as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

4.1	Junior Subordinated Indenture between Caplease, LP and JPMorgan Chase Bank, National Association, as trustee, dated December 13, 2005.
4.2
Amended and Restated Trust Agreement among Caplease, LP, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated December 13, 2005.

10.1	Parent Guarantee Agreement between Capital Lease Funding, Inc. and JPMorgan Chase Bank, National Association, as guarantee trustee, dated December 13, 2005.
10.2	Purchase Agreement among Capital Lease Funding, Inc., Caplease, LP, Caplease Statutory Trust I and Merrill Lynch International, dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL LEASE FUNDING, INC.

Date: December 19, 2005	By:	/s/ SHAWN P. SEALE

Shawn P. Seale Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

4.1	Junior Subordinated Indenture between Caplease, LP and JPMorgan Chase Bank, National Association, as trustee, dated December 13, 2005.

4.2
Amended and Restated Trust Agreement among Caplease, LP, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and the Administrative Trustees named therein, dated December 13, 2005.

10.1	Parent Guarantee Agreement between Capital Lease Funding, Inc. and JPMorgan Chase Bank, National Association, as guarantee trustee, dated December 13, 2005.

10.2	Purchase Agreement among Capital Lease Funding, Inc., Caplease, LP, Caplease Statutory Trust I and Merrill Lynch International, dated December 13, 2005.